United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Borland Software Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2006

To Our Stockholders:

WHAT:	Our Annual Meeting of Stockholders for Calendar Year 2006

WHEN:	Monday, June 5, 2006, at 10:00 a.m., local time

WHERE:	Borland Software Corporation
20450 Stevens Creek Blvd, Suite 800
Cupertino, California 95014

WHY:	At this meeting, you will be asked to:

(1)	Elect five (5) directors.
(2)	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
(3)	Transact any other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

A complete list of stockholders entitled to vote at the meeting will be open for examination by our stockholders, during regular business hours, for a period of ten days prior to the meeting, at the meeting place. Only stockholders of record at the close of business on April 27, 2006 will receive notice of, and be eligible to vote at, the Annual Meeting or any adjournment thereof. The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Your vote is important. Please read the proxy statement and the voting instructions on the enclosed proxy card. Then, whether or not you plan to attend the Annual Meeting in person, and no matter how many shares you own, please sign, date and promptly return the enclosed proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States. You may also authorize the individuals named on the enclosed proxy to vote your shares by telephone or via the Internet by following the instructions on your proxy card. These telephone and Internet voting procedures are designed to authenticate your vote and to confirm that your voting instructions are followed. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Borland stock account, we are delivering only one set of the proxy statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2005 to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If your shares are registered directly in your name and you share an address with another stockholder and have received only one set of voting materials, but you would prefer to receive your own copy, please contact Georgeson Shareholder Communications Inc. by telephone at 1-800-501-4524 or by mail at 17 State Street, 10th Floor, New York, NY 10004, or alternatively, please contact Borland Investor Relations by telephone at 408-863-2917 or by mail at 20450 Stevens Creek Blvd., Suite 800, Cupertino, California 95014. If your shares were held in an account at a bank, brokerage firm, or other agent or nominee and you have received only one set of voting materials, but you would prefer to receive your own copy, please contact your bank, broker or agent.

By Order of the Board of Directors,

/s/ Timothy J. Stevens

Timothy J. Stevens

Senior Vice President, General Counsel and Corporate Secretary

May 10, 2006

Cupertino, California

i

BORLAND SOFTWARE CORPORATION

20450 Stevens Creek Blvd., Suite 800

Cupertino, CA 95014

(408) 863-2800

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

The board of directors of Borland Software Corporation, a Delaware corporation (“Borland”), seeks your proxy for use in voting at our 2006 Annual Meeting of Stockholders (the “Annual Meeting”) or at any postponements or adjournments of the Annual Meeting. Our Annual Meeting will be held at our Cupertino, California offices, located at 20450 Stevens Creek Blvd., Suite 800, Cupertino, California 95014, on Monday, June 5, 2006 at 10:00 a.m., local time. We intend to begin mailing this proxy statement, the attached notice of Annual Meeting and the accompanying proxy card on or about May 10, 2006 to all record holders of our common stock, par value $0.01, entitled to vote at the Annual Meeting. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the fiscal year ended December 31, 2005.

WHAT AM I VOTING ON?

At the Annual Meeting, stockholders will act upon:

(1)	The election of five (5) directors.
(2)	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
(3)	Transact any other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on April 27, 2006, the record date, will receive notice of, and be entitled to vote at, our Annual Meeting. At the close of business on the record date, 77,792,312 shares of our common stock were outstanding and entitled to vote. Our common stock is our only class of outstanding voting securities.

Stockholder of Record: Shares Registered in Your Name

If, on April 27, 2006, your shares were registered directly in your name with our transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed proxy card to ensure your vote is counted. You may also vote by telephone, by calling the phone number on your proxy card and following the instructions, or via the Internet by accessing the web address indicated on your proxy card and following the instructions.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Agent

If, on April 27, 2006, your shares were held, not in your name, but rather in an account at a bank, brokerage firm, or other agent or nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent or nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a power of attorney or other proxy authority from your bank, broker or other agent or nominee, and bring it to our Annual Meeting.

WHAT CONSTITUTES A QUORUM?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 77,792,312 shares outstanding and entitled to vote. Thus 38,896,157 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF OUR COMMON STOCK?

In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder’s name, on each matter to be voted upon at the Annual Meeting.

HOW ARE VOTES COUNTED?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” votes, “Against” votes, abstentions and broker non-votes. With regard to Proposal 1, the election of five members of our board of directors, you may withhold your vote for a particular nominee. Withheld votes will not be voted with respect to the directors indicated, and they will not be included in the tabulation of votes cast. Therefore, withheld votes will have no effect on the outcome of Proposal 1.

To be approved, Proposal 2, the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, must receive a “For” vote by the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. If you do not vote, it will have no effect. Broker non-votes will also have no effect.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If your broker does not receive instructions as to how to vote those shares on a proposal and does not have discretionary authority to vote on such proposal under the rules of the applicable stock exchange, then the shares held by such owner will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such proposal; accordingly, these shares will have no effect on the outcome of any given proposal on which they are deemed not voted.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Election of Directors

For the election of directors, the five nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” will affect the outcome.

Ratification of Independent Registered Public Accounting Firm

To be approved, Proposal No. 2, which ratifies of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, must receive a “For” vote from the majority of shares present or represented by proxy at the Annual Meeting and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

WHO CONDUCTS THE PROXY SOLICITATION AND HOW MUCH DOES IT COST?

We are soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Copies of solicitation material will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. The original solicitation of proxies by mail may be supplemented by telephone, fax, Internet and personal solicitation by our directors, officers or other regular employees. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We have retained Georgeson Shareholder Communications Inc. to assist us in the solicitation of proxies for approximately $9,000 plus out of pocket expenses.

HOW DO I VOTE IF I ATTEND THE ANNUAL MEETING?

If you are a stockholder of record, you can attend the Annual Meeting and vote in person the shares you hold directly in your name on any matters properly brought before the Annual Meeting. If you choose to do that, please bring the enclosed proxy card or proof of identification. If you want to vote in person at our Annual Meeting and you hold our common stock through a bank, broker or other agent or nominee, you must obtain a power of attorney or other proxy authority from that organization and bring it to our Annual Meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. If you vote in person at the Annual Meeting, you will revoke any prior proxy you may have submitted.

HOW DO I VOTE IF I DO NOT ATTEND THE ANNUAL MEETING?

Stockholders of record can choose one of the following three ways to vote:

(1)	By mail: Please sign, date and return the enclosed proxy card in the enclosed pre-paid envelope.

(2)	By telephone: Call the phone number on your proxy card and follow the instructions.

(3)	Via the Internet: Access the web address indicated on your proxy card and follow the instructions.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

If you are a beneficial owner of shares registered in the name of your bank, broker or other agent or nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your bank, broker or other agent or nominee. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a proxy form.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED ON THE PROXY CARD?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

(1)	FOR the election of the five nominees for director proposed by the board of directors; and

(2)	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

If any other matter is properly presented at the meeting, the individuals named on your proxy card will vote your shares using their best judgment.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

HAS THE BORLAND BOARD OF DIRECTORS MADE A RECOMMENDATION REGARDING THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

Our board of directors recommends that you vote “FOR” the election of its five nominees for director and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

CAN I CHANGE MY VOTE?

Yes. You may revoke your proxy by doing any of the following:

(1)	You may send a written notice that you are revoking your proxy to our Corporate Secretary at the address indicated below prior to the Annual Meeting.

(2)	You may submit another properly completed proxy card with a later date prior to the Annual Meeting.

(3)	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Any written notice of revocation, or later dated proxy, should be delivered to:

Borland Software Corporation

20450 Stevens Creek Blvd., Suite 800

Cupertino, CA 95014

Attention: Timothy J. Stevens, Corporate Secretary

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?

To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), your proposal must be submitted in writing by January 10, 2007, to our Corporate Secretary at 20450 Stevens Creek Boulevard, Suite 800, Cupertino, California 95014. If you wish to submit a proposal outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” for the purposes of Rule14a-4(c) under the Exchange Act, the proposal must be received at the above address not later than March 7, 2007. In addition, our Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of our Bylaws, not later than March 7, 2007 and not earlier than February 5, 2007; provided, however, that in the event that the 2007 annual meeting is called for a date that is not within 25 days before or after June 5, 2007, such proposal must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2006.

WHO DO I CONTACT FOR HELP?

If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

GEORGESON SHAREHOLDER COMMUNICATIONS INC.

17 State Street, 10th Floor

New York, New York 10004

Banks and Brokers Call: (212) 440-9800

All Others Call Toll Free: (800) 501-4524

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

Our Board of Directors (the “Board”) consists of seven directors. Mr. Fuller’s term expires immediately prior to the Annual Meeting. Effective immediately upon the commencement of the Annual Meeting, the number of directors on our Board will be reduced to six. There are five nominees for director at our Annual Meeting. Under our Restated Certificate of Incorporation (“Restated Certificate”), approved at our 2005 Annual Meeting of Stockholders, the classification of our Board was eliminated. This year one director is currently serving a term that expires in 2007 after which time all directors will be elected for terms of one year. As indicated below, this year’s nominees will be elected for one-year terms expiring at the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until any such director’s earlier resignation or removal.

Our Board’s nominees are Tod Nielsen, John F. Olsen, William K. Hooper, Charles J. Robel and Mark Garrett, all of whom are currently serving as directors. Messrs. Olsen, Hooper, Robel and Nevens were all elected at the 2005 Annual Meeting of Stockholders. Mr. Nielsen was appointed as a director by our Board on November 9, 2005. Mr. Nielsen was selected by the Board to serve as Chief Executive Officer, and was offered a Board seat as part of his engagement with Borland. Mr. Garrett was appointed as a director by our Board on December 16, 2005. Mr. Garrett was recommended to the Nominating and Governance Committee by Messrs. Olsen and Robel and also by Kenneth R. Hahn, our Chief Financial Officer. Our Nominating and Governance Committee reviewed the qualifications of each of the nominees for election at the Annual Meeting and unanimously recommended that each nominee be submitted for re-election to the Board. Shares represented by executed proxies will be voted, if authority is not withheld, for election of each of these nominees. If a nominee for any reason is unable or unwilling to serve, shares represented by executed proxies may be voted for a substitute nominee to be determined by our Board.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The five nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee determined by our Board. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The name and age of each director, his position with us and the year in which such director’s term expires is set forth below:

Name	Age	Position	Term Expires at the Annual Meeting Held in the Year
Tod Nielsen	40	President, Chief Executive Officer and Director	2006
John F. Olsen	54	Director	2006
William K. Hooper	50	Chairman of the Board	2006
Charles J. Robel	56	Director	2006
Mark Garrett	48	Director	2006
T. Michael Nevens	56	Director	2007

BIOGRAPHICAL INFORMATION FOR NOMINEES AND CONTINUING DIRECTORS

NOMINEES FOR ELECTION

Tod Nielsen

Mr. Nielsen has served as our President, Chief Executive Officer and a director since November 2005. Prior to November 2005, Mr. Nielsen served as Senior Vice President, Marketing and Global Sales Support for Oracle Corporation (“Oracle”) from June 2005 to November 2005, responsible for the marketing of the Oracle Database and Oracle Fusion Middleware product lines. Prior to Oracle, Mr. Nielsen was employed by BEA Systems, an application infrastructure software company, from August 2001 to August 2004. While at BEA Systems, Inc., he served in various positions including Chief Marketing Officer and Executive Vice President, Engineering. Mr. Nielsen joined BEA Systems, Inc. after the acquisition of his private company, Crossgain Inc., where he served as its Chief Executive Officer from June 2000 to August 2001. Mr. Nielsen holds a degree in Business Administration, from Central Washington University.

John F. Olsen

Mr. Olsen has served as a director since February 2005. Since 2004, Mr. Olsen has been a private investor. From 2001 to 2004, Mr. Olsen served as President and Chief Operating Officer of Business Objects, a provider of business intelligence solutions. Prior to joining Business Objects, he was President and Chief Executive Officer of Marimba, Inc., a provider of Internet infrastructure management solutions from July 2000 to October 2000. From 1993 to 2000, Mr. Olsen served as president of the Design Realization Group of Cadence Design Systems, Inc. Before joining Cadence in 1993, Mr. Olsen held the position of partner, Strategic Services, at KPMG Peat Marwick. Mr. Olsen holds a Master of Science degree in Management Science from the University of South Florida, and a Bachelor of Science degree in Industrial Engineering from Iowa State University.

William K. Hooper

Mr. Hooper has served as Chairman of the Board since May 2004 and as a director since May 1999. Mr. Hooper served as the President of Monterey Plaza Hotel Corporation from 1994 to 2005. Mr. Hooper was president of Woodside Hotels and Resorts Group Services Corporation from 1995 to 2004. Mr. Hooper also serves as an advisor to Acuity II Ventures, a venture capital investment fund. Mr. Hooper is a graduate of the Stanford Graduate School of Business and a graduate of Dartmouth College.

Charles J. Robel

Mr. Robel has served as a director since April 2003. From June 2000 until December 2005, Mr. Robel was a General Partner and Chief Operating Officer for Hummer Winblad Venture Partners, a venture capital fund focused on software companies. Mr. Robel holds a seat on the board of directors of Informatica Corporation, a data integration and software services company, and Adaptec, Inc., a storage solutions company. From 1985 until June 2000, Mr. Robel was a partner with PricewaterhouseCoopers LLP. Mr. Robel received a Bachelor of Science in Accounting from Arizona State University.

Mark Garrett

Mr. Garrett has served as a director since December 2005. Mr. Garrett currently serves as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation (“EMC”), a capacity he has held since June 2004, his most recent position since EMC’s acquisition of Documentum, Inc. (“Documentum”) in December 2003. Mr. Garrett first joined Documentum as Executive Vice President and Chief Financial Officer in 1997, holding that position through October 1999 and then re-joining Documentum as Executive Vice President and Chief Financial Officer in 2002. From January 2002 through July 2002, Mr. Garrett was Chief Financial Officer of Marimba, an enterprise software company. From April 2000 through December 2001, he held the position of Chief Financial Officer at Homestead Technologies, Inc., a website design company. Prior to Homestead, Mr. Garrett was the Chief Financial Officer of Fogdog Sports, an online retailer of sports apparel and equipment, from November 1999 through March 2000. Garrett holds an M.B.A. from Marist College and an undergraduate degree in both Accounting and Marketing from Boston University.

DIRECTOR NOT STANDING FOR ELECTION

T. Michael Nevens

Mr. Nevens has served as a director since February 2004. Since 2002, Mr. Nevens has been a private investor. From 1995 to 2002, Mr. Nevens served as a director and was managing partner of the Global High Tech Practice of McKinsey & Company, a business management consulting firm. Mr. Nevens currently serves as a member of the board of directors of Broadvision, Inc., a provider of web self-service solutions. Mr. Nevens holds a B.S. in Physics from the University of Notre Dame and an M.S. in Industrial Administration from the Krannert School of Purdue University.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent (10%) of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the Forms 3, 4 and 5 filed by or received from our reporting persons (or written representations received from such persons), we believe all reports required by Section 16(a) to be filed by our officers, directors and greater than ten percent (10%) beneficial owners were filed on time during the year ended December 31, 2005.

DIRECTOR COMPENSATION

It is the general policy of the Board that compensation for non-employee directors should be a mix of cash and equity-based compensation. Other than as provided below, there were no other arrangements pursuant to which any director was compensated during the year ended December 31, 2005 for service as a director. We do not provide any retirement benefits or other perquisites to our directors.

Fees

We pay cash fees to each non-employee director for his or her services. Fees paid include an annual retainer of $20,000 and a flat fee, subject to certain fee caps described below, for attendance at each meeting of our Board and for attendance at each meeting of a Board committee on which they serve as follows:

Regularly Scheduled Board of Directors Meetings
Non-employee Director	$2,000 per meeting
Chairman	$3,000 per meeting

Special Telephonic Board Meetings (fees limited to 10 meetings per year)
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting

Audit Committee Meetings (fees limited to 10 meetings per year)
Non-employee Director	$2,000 per meeting
Chairman	$3,000 per meeting

Compensation Committee Meetings (fees limited to 6 meetings per year)
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting

Nominating & Governance Committee Meetings (fees limited to 4 meetings per year)
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting

The sole employee director receives no additional cash compensation for his service on our Board or any Board committee. All directors are reimbursed for their expenses in connection with their service on the Board and its committees.

Stock Options

Under the automatic option grant program in effect under our 2002 Stock Incentive Plan, eligible non-employee members of our Board receive a series of option grants over their period of Board service. Those option grants are as follows:

Initial Grant.    At the time of his or her initial election or appointment to the Board, each new non-employee Board member receives an option grant for 30,000 shares of our common stock, provided such individual has not previously been in our employ.

Annual Grant.    On the first trading day in July each year, each individual who is at that time serving as a non-employee Board member receives one or more automatic stock option grants in accordance with the following formula:

(i) each non-employee Board member on that annual grant date receives an option for 12,500 shares of our common stock, except that the chairperson of our Board receives an option grant for 17,500 shares;

(ii) each non-employee Board member who is serving as a member of any of our board committees also receives an additional option grant for 1,000 shares of our common stock for each committee on which he or she is serving on the annual grant date; and

(iii) each non-employee Board member who is also serving as the chairperson of any Board committee at that time receives an additional option grant for 1,000 shares of our common stock for each committee on which he or she is serving as chairperson on the annual grant date.

There is no limit on the number of annual option grants any one eligible non-employee Board member may receive over his or her period of continued Board service, and non-employee Board members who have previously been in our employ are eligible to receive one or more annual grants over their period of Board service.

Each automatic grant has an exercise price per share equal to the fair market value per share of our common stock on the grant date and has a maximum term of ten years, subject to early termination upon the later of (i) twelve months after the date of the optionee’s cessation of Board service for any reason or (ii) three months after the date the optionee is first free to sell the option shares without contravention of applicable federal and state securities laws. Each automatic option is immediately exercisable for all of the option shares. However, any shares purchased under such option will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, should the optionee cease Board service prior to vesting in those shares.

The shares subject to each initial and annual automatic option grant vest as follows: one-third of those option shares vest upon the optionee’s completion of one year of Board service measured from the grant date of that option, and the remaining option shares vest in a series of twenty-four successive equal monthly installments upon the optionee’s completion of each of the next twenty-four months of continued Board service thereafter. However, the shares subject to each initial and annual option grant vest in full on an accelerated basis should we experience certain changes of control or ownership or should the optionee die or become disabled during his or her period of Board service. Refer to Employment, Severance and Change of Control Arrangements on page 25 for additional information.

The following sets forth the cash and equity-based compensation for non-employee directors in 2005:

Name of Non-Employee Director	Annual Retainer	Board Meeting Fees	Committee Meeting Fees	Total Cash Compensation	Number of Option Shares Granted
Robert Dickerson (1)(2)	$7,362	$9,000	$500	$16,862	—
William K. Hooper	$20,000	$28,500	$28,250	$76,750	21,500
Robert H. Kohn (1)(3)	$7,362	$7,000	$750	$15,112	—
William F. Miller (1)(4)	$19,130	$11,000	$13,000	$43,130	13,500
Charles J. Robel	$20,000	$19,000	$34,500	$73,500	15,500
T. Michael Nevens	$20,000	$16,000	$29,000	$65,000	15,500
Gregory Slayton (1)(5)	$9,888	$9,000	$—	$18,888	42,500
John F. Olsen (1)(6)	$17,388	$14,000	$8,000	$39,388	44,500
Dale Fuller (7)	$9,673	$8,000	$—	$17,673	—
Mark Garrett (1)(8)	$869	$—	$—	$869	30,000

(1)	Annual retainer is prorated to reflect time served on the Board.
(2)	Mr. Dickerson served on the Board until May 2005.
(3)	Mr. Kohn served on the Board until May 2005.
(4)	Dr. Miller served on the Board until December 2005.
(5)	Mr. Slayton joined the Board in February 2005 and served until August 2005.
(6)	Mr. Olsen joined the Board in February 2005.
(7)	Mr. Fuller became a non-employee director in July 2005.
(8)	Mr. Garrett joined the Board in December 2005.

INDEPENDENCE OF THE BOARD OF DIRECTORS

Our Board is currently composed of seven directors. Mr. Fuller’s term expires immediately prior to the Annual Meeting. Effective immediately upon the commencement of the Annual Meeting, the number of directors on our Board will be reduced to six. As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and we, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Olsen, Mr. Hooper, Mr. Robel, Mr. Garrett and Mr. Nevens. In making this determination, the Board found that none of the directors or nominees for director has a material or other disqualifying relationship with us. Mr. Nielsen, our President and Chief Executive Officer, is not an independent director. Mr. Fuller is also not an independent director under the NASDAQ listing standards. Mr. Fuller has not been nominated to stand for re-election to the Board, and will cease to be a director as of the Annual Meeting.

INFORMATION REGARDING THE BOARD OF DIRECTORS, ITS COMMITTEES AND MEETINGS

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. We formerly had a Corporate Governance Committee and a Nominating Committee that were combined on May 12, 2005. During 2005, the Board held 12 meetings and its committees collectively held a total of 23 meetings. All directors except Mr. Slayton attended at least 75% of the aggregate of the meetings of the Board and of the committees, on which he served, held during the period for which he was a director or committee member, respectively.

The following table sets forth the committees of the Board, the number of meetings held by the Board and its committees and the membership of each committee during the year ended December 31, 2005.

MEMBERSHIP ROSTER

Name	Board	Audit		Compensation		Corporate Governance(1)	Nominating(2)	Nominating and Governance(3)
Tod Nielsen (4)	X
Robert Dickerson (5)	X					X
William K. Hooper (6)	X	X		X			X	X	*
Robert H. Kohn (7)	X					X		X
William F. Miller (8)	X	X						X
Charles J. Robel (9)	X	X	*	X			X	X
T. Michael Nevens	X	X		X	*
Gregory Slayton (10)	X
John F. Olsen (11)	X	X		X
Dale Fuller (12)	X
Mark Garrett (13)	X	X						X
Meetings held in 2005	12	13		7		1	1	1

*	Committee Chairperson

(1)	The Corporate Governance Committee was consolidated on May 12, 2005 with the Nominating Committee.
(2)	The Nominating Committee was consolidated on May 12, 2005 with the Corporate Governance Committee.
(3)	The Nominating and Governance Committee was formed on May 12, 2005 when the Corporate Governance Committee and the Nominating Committee were consolidated.
(4)	Mr. Nielsen joined the Board in November 2005.
(5)	Mr. Dickerson served on the Board and on the Corporate Governance Committee until May 2005.
(6)	Mr. Hooper served on the Audit Committee until December 2005.
(7)	Mr. Kohn served on the Board and served as the chairman of the Corporate Governance Committee until May 2005.
(8)	Dr. Miller served on the Board until December 2005. He also served on the Audit Committee from May 2004 until May 2005 and on the Nominating and Governance Committee from May 2005 until his resignation.
(9)	Mr. Robel served on the Compensation Committee until May 2005.
(10)	Mr. Slayton served on the Board from February 2005 until August 2005.
(11)	Mr. Olsen joined the Board in February 2005 and was appointed to serve on the Audit Committee and the Compensation Committee in May 2005.
(12)	Mr. Fuller became a non-employee director in July 2005.
(13)	Mr. Garrett joined the Board in December 2005 and was appointed to serve on the Audit Committee and the Nominating and Governance Committee.

Each of our Board committees is governed by a charter, a current copy of which is available on our corporate website at www.borland.com under the headings “Company/Investor Relations/Corporate Governance.” Board committee charters are also available in print to stockholders upon request, addressed to the Corporate Secretary, at 20450 Stevens Creek Blvd., Suite 800, Cupertino, CA 95014.

Audit Committee

Our Audit Committee currently consists of Charles J. Robel (Chairman), T. Michael Nevens, John F. Olsen, and Mark Garrett. The Board annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board has determined that Mr. Robel is an “audit committee financial expert” as such term is defined in applicable rules and regulations based on, among other things, his education and experience as a public accountant and partner of a venture capital fund. Mr. Robel served as a partner with PricewaterhouseCoopers LLP from 1985 until 2000. Our Board of Directors has also determined that Mr. Garrett is an “audit committee financial expert” as such term is defined in applicable rules and regulations based on, among other things, his education and experience as a chief financial officer of several companies. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Robel’s and Mr. Garrett’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Robel or Mr. Garrett any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee financial expert pursuant to this SEC requirement does not effect the duties, obligations or liability of any other member of the Audit Committee or the Board. The formal report of our Audit Committee can be found on page 19 of this proxy statement. The Audit Committee’s responsibilities include, among other things:

•	the oversight of the quality of our financial statements and our compliance with legal and regulatory requirements;

•	the selection, evaluation and oversight of our independent registered public accountants, including conducting a review of their independence, determining fees for our independent registered public accountants, overseeing the independent registered public accountants’ audit work, and reviewing and pre-approving any non-audit services that may be performed by them;

•	the oversight of annual audit and quarterly reviews, including review of our consolidated financial statements, our critical accounting policies and the application of accounting principles and any material related-party transactions; and

•	the oversight of financial reporting process and internal controls, including a review of the adequacy of our accounting and internal controls and procedures.

The Audit Committee met 13 times during 2005.

Compensation Committee

Our Compensation Committee currently consists of T. Michael Nevens (chairman), William K. Hooper, and John F. Olsen, each of whom is an independent director (as independence is currently defined in rule 4200(a)(15) of the NASDAQ listing standards). The formal report of our Compensation Committee can be found on page 28 of this proxy statement. Our Compensation Committee’s role includes setting and administering the policies governing the compensation of executive officers, including cash compensation and equity incentive programs, and reviewing and establishing the compensation of the Chief Executive Officer. Our Compensation Committee’s responsibilities include, among other things:

•	approving the compensation for the chief executive officer and other executive officers;

•	approving change of control agreements and accelerated vesting of equity awards;

•	recommending to the Board equity-based compensation plans and making grants of stock options and other awards, except that the committee may delegate (and has delegated) the authority to make grants other than to executive officers to a committee of corporate officers; and

•	advising the Board on our compensation and benefits matters, including making recommendations and decisions where authority has been granted regarding stock plans, bonus plans, profit sharing plans, incentive compensation plans and retirement plans.

The Compensation Committee met seven times during 2005.

Nominating and Governance Committee

Our Nominating and Governance committee currently consists of William K. Hooper (Chairman), Mark Garrett, and Charles J. Robel, each of whom is an independent director (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The purpose of the Nominating and Governance Committee is to identify, screen and recommend to the Board qualified candidates to serve as directors, to develop and recommend to the Board a set of corporate governance principles applicable to us, and to oversee corporate governance and other organizational matters. The Nominating and Governance Committee’s responsibilities include, among other things:

•	reviewing qualified candidates to serve as directors;

•	aiding in attracting qualified candidates to serve on the Board;

•	considering, reviewing and investigating (including with respect to potential conflicts of interest of prospective candidates) and either accepting or rejecting candidates suggested by our stockholders, directors, officers, employees and others;

•	recommending to the full Board nominees for new and vacant positions on the Board and providing profiles of the qualifications of the candidates;

•	monitoring our overall corporate governance and corporate compliance program;

•	reviewing and adopting policies governing the qualification and composition of the Board;

•	recommending remuneration for non-employee Board members;

•	reviewing and making recommendations to the Board regarding Board structure, including establishing criteria for committee membership, recommending processes for new Board member orientation, and reviewing and monitoring the performance of incumbent directors;

•	recommending to the Board action with respect to implementing resignation, retention and retirement policies of the Board;

•	reviewing the role and effectiveness of the Board, the respective Board committees and the directors in our corporate governance process; and

•	reviewing and making recommendations to the Board regarding the nature and duties of Board committees, including evaluating the committee charters, recommending appointments to committees, and recommending the appropriate chairperson for the Board.

Director Nomination Procedures

The Nominating and Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name of the stockholder and evidence of the person’s ownership of Borland stock, including the number of shares owned and the length of time of ownership;

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the company and the person’s consent to be named as a director if selected by the Nominating and Governance Committee and nominated by the Board; and

•	the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 20450 Stevens Creek Blvd., Suite 800, Cupertino, CA 95014 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders.

The Nominating and Governance Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of Borland and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating and Governance Committee examines a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, interpersonal skills and compatibility with the Board, and independence from management and the company. The Nominating and Governance Committee also seeks to have the Board represent a diversity of backgrounds and experience.

The Nominating and Governance Committee identifies potential nominees through independent research and through consultation with current directors and executive officers and other professional colleagues. The Nominating and Governance Committee looks for persons meeting the criteria above, and takes note of individuals who have had a change in circumstances that might make them available to serve on the Board—for example, retirement as a chief executive officer or chief financial officer of a public company. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating and Governance Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration by the committee, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering. The Nominating and Governance Committee may also conduct one or more interviews with the candidate, either in person, telephonically or both. In certain instances, Nominating and Governance Committee members may conduct a background check, may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating and Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 20450 Stevens Creek Blvd., Suite 800, Cupertino, CA 95014.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Director Attendance at Annual Meeting

It is our policy that each of our directors attend the Annual Meeting. All of our directors, with the exception of Messrs. Miller, Slayton and Kohn, were in attendance at the 2005 annual meeting.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Practices

We are committed to good corporate governance practices and as such we have adopted formal corporate governance guidelines. A copy of the corporate governance guidelines may be found at our website at www.borland.com under the headings “Company/Investor Relations/Corporate Governance.” Below are some highlights of our corporate governance practices:

•	Board Independence. We believe that the Board should be comprised of a substantial majority of independent directors and that no more than two management executives may serve on the Board at the same time. Currently, the Board has seven directors, five of whom are independent directors under the NASDAQ listing standards and only one of whom is a member of management. Following the election of directors at the Annual Meeting, the Board will consist of six directors, five of whom will be independent under the NASDAQ listing standards and only one of whom will be a member of management.

•	Board Committees. All of our Board committees consist entirely of independent directors.

•	Chairman, CEO and Lead Independent Director. In 2005, the offices of Chairman and Chief Executive Officer were held by two different people. The position of Chairman was held by an independent director. In the event the Chairman is not an independent director, the Board’s policy is to designate one of the independent directors to serve as the Lead Independent Director.

•	Executive Session of Independent Directors. The Board’s current practice is to hold an executive session of its independent directors at least once a quarter. In 2005, the independent members of our Board met in executive session four times (at each quarterly Board meeting).

•	Independent Advisors. The Board and each committee has the power to hire independent legal, financial or other advisors at any time as they deem necessary and appropriate to fulfill their Board and committee responsibilities.

•	Directors Are Subject to our Code of Conduct. Board members must act at all times in accordance with the requirements of our Code of Conduct. This obligation includes adherence to our policies with respect to conflicts of interest, ethical conduct in business dealings and respect for and compliance with applicable law. Any requested waiver of the requirements of the Code of Conduct with respect to any individual director or executive officer must be reported to, and subject to, the approval of the Board, or the Audit Committee.

•	Limitation on Public Company Directorships. In March 2005, the Board unanimously approved an amendment to our Corporate Governance Guidelines to limit the number of public company directorships on which our directors may serve to four or less, including our Board.

•	Board Engagement. The Board has regularly scheduled presentations from our finance, products, sales and marketing departments. The Board’s annual agenda also includes, among other items, the long-term strategic plan for us as well as management succession planning.

•	Self-Evaluation. The Board has instituted a process whereby the Board and its members are subject to periodic self-evaluation and self-assessment. In March 2006, the Board participated in and completed a self-evaluation.

•	No Corporate Loans. Our stock plans and practices prohibit us from making corporate loans to employees for the exercise of stock options.

•	New Director Orientation. The Board works with management to schedule a new-director orientation program. The orientation program is designed to familiarize new directors with our businesses, strategies and challenges, and to assist new directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities.

Code of Conduct

The Board has adopted the Code of Conduct that applies to all officers, directors and employees. The code is available on our website at www.borland.com under the headings “Company/Investor Relations/Corporate Governance.” Amendments to, and waivers from, the code of conduct will be disclosed at the same website address provided above and in such filings as may be required pursuant to applicable law or listing standards.

Whistleblower Procedures

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. We have established a confidential email and hotline for employees to report violations of our Code of Conduct or other company policy and to report any ethical concerns.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

ELECTION OF THE BOARD’S FIVE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2006, and has directed that management submit the selection of PwC as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC, or a predecessor firm, has audited our consolidated financial statements since the fiscal period ended March 31, 1987. A representative of PwC is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Stockholder ratification of the selection of PwC, as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PwC. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” RATIFICATION OF THE SELECTION OF

PRICEWATERHOUSECOOPERS LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Paid to PricewaterhouseCoopers LLP

For the fiscal years ended December 31, 2005 and December 31, 2004, the total fees paid to our independent registered public accounting firm, PricewaterhouseCoopers LLP, were as follows.

	2005	2004
Audit Fees (1)	$3,439,017	$3,300,000
Audit-Related Fees (2)	69,800	77,000
Tax Fees (3)	435,166	569,984
All Other Fees	—	—

Total	$3,943,983	$3,946,984

(1)	Fees for professional services rendered in connection with the audit of our annual financial statements in our Form 10-K, including income tax provision procedures, the reviews of the financial statements included in our Forms 10-Q, overseas statutory audits, consents to SEC filings, assistance with review of documents filed with the SEC, and attestation-related services in connection with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Fees for professional services rendered in connection with audit-related services relating to our Oracle implementation in Europe during 2005 and to accounting assistance and audits in connection with acquisitions during 2004.
(3)	Fees for professional services rendered in connection with tax services including tax compliance, tax advice and tax planning, as follows:
a.	Tax Compliance/Preparation Fees: $254,261 and $271,754 for 2005 and 2004, respectively, representing fees in connection with tax compliance preparation services including assistance in the preparation of our U.S. federal, state and local tax returns as well as international subsidiaries returns, tax audits and appeals, and tax services for employee benefit plans; and
b.	Tax Consulting Fees: $180,905 and $298,230 for 2005 and 2004, respectively, representing fees in connection with tax consulting services including tax advice related to mergers and acquisitions, restructuring of foreign operations, global equity compensation matters and transfer pricing.

The Audit Committee determined that the rendering of non-audit services by PwC was compatible with maintaining PwC’s independence. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

In connection with the audit of the 2005 financial statements, we entered into an engagement agreement with PwC which set forth the terms by which PwC will perform audit services for us. The agreement provides that each party shall not demand a trial by jury in the event of any action or proceeding arising out of or relating to services under the agreement. The agreement also provides that we may not agree to assign or transfer any claim against PwC arising out the audit engagement.

Audit Committee Pre-Approval Policy

In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any non-audit services to be performed by PwC to ensure that the work does not compromise their independence in performing their audit services. The Audit Committee also reviews and pre-approves all audit services. In some cases, pre-approval is provided by the full committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

AUDIT COMMITTEE REPORT AND DISCLOSURES

The following is the report of the Audit Committee of the Board, describing the Audit Committee’s responsibilities and practices, specifically with respect to matters involving Borland’s accounting, auditing, financial reporting and internal control functions. Among other things, the Audit Committee reviews and discusses with management and with Borland’s independent registered public accounting firm the results of Borland’s year-end audit, including the audit report and audited financial statements. We, the members of the Audit Committee of the Board, are presenting this report for the fiscal year ended December 31, 2005.

The Audit Committee acts pursuant to a written charter that was originally adopted by the Board in June 2000 and was most recently amended and restated in June 2003. The Nominating and Governance Committee and the Board considers membership of the Audit Committee annually. The Audit Committee reviews and assesses the adequacy of its charter annually. The Audit Committee held 13 meetings during fiscal 2005.

All members of the Audit Committee are independent directors, qualified to serve on the Audit Committee pursuant to the NASDAQ listing standards. In accordance with its charter, the Audit Committee oversees accounting, financial reporting, internal control over financial reporting, financial practices and audit activities of Borland and its subsidiaries. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. The Audit Committee provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee relies, without independent verification, on the information provided by Borland and on the representations made by management that the financial statements have been prepared with integrity and objectivity, on the representations of management, and the opinion of the independent registered public accounting firm that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”).

In connection with its review of Borland’s audited financial statements for the fiscal year ended December 31, 2005, the Audit Committee reviewed and discussed the audited financial statements with management, conducted a review with outside advisors of certain liabilities and other accrued expenses and a potential refund obligation, and discussed with PricewaterhouseCoopers LLP, Borland’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP its independence from Borland. The Audit Committee has also considered whether the provision of certain permitted non-audit services by PricewaterhouseCoopers LLP is compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Borland’s Annual Report on Form 10-K for its fiscal year ended December 31, 2005, for filing with the SEC.

During the 2005 fiscal year, the Audit Committee met with management and Borland’s independent registered public accountants and received the results of audit examination, evaluations of Borland’s internal controls and the overall quality of Borland’s financial organization and financial reporting. The Audit Committee also meets each quarter with Borland’s independent registered public accountants and management to review Borland’s interim financial results before the publication of Borland’s quarterly earnings press releases. The Audit Committee believes that a candid, substantive and focused dialogue with the independent registered public accountants is fundamental to the committee’s responsibilities. To support this belief, the Audit Committee meets separately with the independent registered public accountants without the members of management present on at least a quarterly basis.

The Audit Committee generally oversees Borland’s compliance program. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Borland regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by Borland employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. We have established a confidential email and hotline for employees to report violations of Borland’s code of conduct or other company policy and to report any ethical concerns.

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Borland specifically incorporates it by reference into such filing.

Audit Committee: *

Charles J. Robel (Chairman)

T. Michael Nevens

John F. Olsen

Mark Garrett

*	Mr. Garrett was appointed to the Audit Committee in December 2005, at which time he succeeded Mr. Hooper. Mr. Hooper has reviewed this report and, as to portions of the report relating to actions of the committee taken during his respective tenure on the committee, approved the report.

EXECUTIVE OFFICERS

Our executive officers are appointed annually by our Board and serve at their discretion. Set forth below is information regarding our current executive officers as of March 31, 2006:

Name	Position	Age
Tod Nielsen	President and Chief Executive Officer	40
Kenneth R. Hahn	Senior Vice President and Chief Financial Officer	39
Timothy J. Stevens	Senior Vice President, General Counsel and Corporate Secretary	39
Matthew Thompson	Senior Vice President, Worldwide Sales	47

Biographical information regarding our executive officers can be found in our Annual Report on Form 10-K.

EXECUTIVE OFFICER COMPENSATION

The following table shows, for the fiscal years ended December 31, 2005, 2004 and 2003, information about the compensation earned by our Chief Executive Officer, our three other most highly compensated executive officers serving as such on December 31, 2005, and two former executive officers who would have been listed but for the fact that they were no longer serving as executive officers on December 31, 2005. As used in this proxy statement, the term “Named Executive Officers” means all persons identified in the Summary Compensation Table.

SUMMARY COMPENSATION TABLE

			Annual Compensation					Long-Term Compensation
Name and Principal Position	Year		Salary($)	Bonus($)		Other Annual Compensation($)(1)		Restricted Stock Awards($)		Securities Underlying Options(#)	All Other Compensation($)
Tod Nielsen President and Chief Executive Officer	2005 2004 2003	(2)	172,602 — —	1,000,000 — —	(3)	82,711 — —	(4)	1,632,500 — —	(5)	1,500,000 — —	— — —

Kenneth R. Hahn Senior Vice President and Chief Financial Officer	2005 2004 2003		350,000 322,538 280,000	— 100,628 63,445		4,911 — 120,656	(6) (10)	816,250 — 277,525	(7) (11)	100,000 150,000 25,000	6,300 6,582 6,432	(8) (9) (12)

Timothy J. Stevens Senior Vice President, General Counsel and Corporate Secretary	2005 2004 2003	(17)	260,000 262,000 66,000	— 78,053 —		3,572 — 1,154	(13) (18)	587,700 — —	(14)	50,000 150,000 150,000	6,300 6,258 108	(15) (16) (19)

Matthew Thompson Senior Vice President, Worldwide Sales	2005 2004 2003	(25)	300,000 302,308 66,923	— 210,000 —		4,960 4,967 —	(20) (23)	718,300 — —	(21)	25,000 150,000 250,000	6,451 6,870 180	(22) (24) (26)

Dale L. Fuller Former President and Chief Executive Officer	2005 2004 2003	(27)	623,077 1,209,231 900,000	— — 300,000		6,314 6,947 137,818	(28) (30) (32)	— — —		500,000 — —	1,073,914 6,172 5,970	(29) (31) (33)

Scott J. Arnold Former Acting Chief Executive Officer and Former Senior Vice President and Chief Operating Officer	2005 2004 2003	(34) (38)	417,115 453,461 74,423	— 196,750 —		3,572 — —	(35)	— — —		— 150,000 450,000	771,300 6,630 80	(36) (37) (39)

(1)	Mr. Nielsen has access to a private golf club membership paid for by us. During their tenures with us, Messrs. Fuller and Arnold had access to such golf club membership. The value of the membership is $415,100, which includes $400,000 for the initial purchase of the membership, $12,600 in annual fees and a $2,500 membership transfer fee. These amounts are not reflected in the table above, as it would be difficult for us to pro-rate the respective values to each of the respective Named Executive Officers.
(2)	Mr. Nielsen’s employment began with us on November 9, 2005. The amounts shown for 2005 were earned in respect to service between November 9, 2005 and December 31, 2005.
(3)	Represents a signing bonus.
(4)	Represents $50,000, grossed-up for taxes, to cover other incidental relocation costs; $5,000 for reasonable legal fees incurred in connection with the negotiation and execution of Mr. Nielsen’s Employment Agreement; $6,711 for reasonable temporary housing costs; and $21,000 for the purchase of a used car.
(5)

On November 9, 2005, Mr. Nielsen was granted 250,000 shares of restricted stock. The aggregated value of these restricted shares identified in the compensation table is as of the date of grant. The restricted stock vests in full four years from the date of grant; provided, however, 125,000 of the shares shall vest early upon achievement of corporate performance targets established by the Compensation Committee of the Board of Directors for the 2006 fiscal year and 125,000 of the shares shall vest early upon achievement of corporate performance targets established by the Compensation Committee of the Board of Directors for the 2007 fiscal year. On March 14, 2006, the Compensation Committee of the Board of Directors established the corporate performance targets for Mr. Nielsen’s restricted stock award for fiscal 2006. Specifically, if we recognize revenue for the 2006 fiscal year from sales of our Application Lifecycle Management (“ALM”) products and services in an amount established by the Compensation Committee of the Board of Directors, then 60% of the restricted stock applicable to fiscal 2006, or 75,000 shares, will vest. An additional 40% of the restricted stock applicable to fiscal 2006, or 50,000 shares, will vest based on our achieving quarterly Non-GAAP earnings per share targets as established by the Compensation Committee of the Board of Directors, subject to achievement by Borland of the ALM revenue threshold. All vesting related to the 2006 fiscal year pursuant to Mr. Nielsen’s stock award shall occur at the end of the 2006 fiscal year upon the determination of the Compensation Committee of the Board of Directors that the performance goals have been achieved. The award may also vest earlier in connection with a change of control. Please see Employment, Severance and Change of control Arrangements on page 25. As of December 31, 2005, Mr. Nielsen continued to hold 250,000 shares of this restricted stock award. The aggregate value of these restricted shares was $1,632,500, as of the last trading day of fiscal 2005 ($6.53). The restricted shares held by Mr. Nielsen are not eligible to receive dividends.

(6)	Represents a payment of $4,911 for travel expenses for Mr. Hahn’s family incurred in accompanying him to a business meeting with our personnel, of which $1,756 represents a tax gross-up.
(7)	On November 4, 2005, Mr. Hahn was granted 125,000 shares of restricted stock. The aggregated value of these restricted shares identified in the compensation table is as of the date of grant. The restricted stock vests quarterly over a period of 24 months following the date of approval; provided however, that all unvested shares shall automatically vest in the event of an involuntary or constructive termination of employment within the period beginning two months before and ending 12 months following the consummation of a change of control. As of December 31, 2005, Mr. Hahn continued to hold 125,000 shares of this restricted stock award. The aggregate value of those restricted shares was $816,250, as of the last trading day of fiscal 2005 ($6.53). The restricted shares held by Mr. Hahn are not eligible to receive dividends.
(8)	Represents employer matching contributions to the 401(k) Plan.
(9)	Represents employer matching contributions to the 401(k) Plan in the amount of $6,150 and group term life insurance premiums paid by us in the amount of $432.
(10)	Represents a tax gross-up with respect to relocation bonus and expenses of $52,740, a payment in the amount of $13,164 for accrued but unused vacation and relocation expenses of $54,752.
(11)	On November 3, 2003, Mr. Hahn was granted 50,000 shares of restricted stock. The aggregated value of these restricted shares identified in the compensation table is as of the date of grant. The restricted stock vests annually over five years subject to continued employment as follows: 5% on November 3, 2004, 10% on November 3, 2005, 15% on November 3, 2006, 20% on November 3, 2007 and the remaining 50% on November 3, 2008. As of December 31, 2005, Mr. Hahn continued to hold 42,500 shares of this restricted stock award. The aggregate value of those restricted shares was $277,525 as of December 31, 2005, as of the last trading day of fiscal 2005 ($6.53). The restricted shares held by Mr. Hahn are not eligible to receive dividends.
(12)	Represents employer matching contributions to the 401(k) Plan in the amount of $6,000, and group term life insurance premiums paid by us in the amount of $432.
(13)	Represents a payment of $3,572 for travel expenses for Mr. Stevens’ family incurred in accompanying him to a business meeting with our personnel, of which $1,277 represents a tax gross up.
(14)	On November 4, 2005, Mr. Stevens was granted 90,000 shares of restricted stock. The aggregated value of these restricted shares identified in the compensation table is as of the date of grant. The restricted stock vests quarterly over a period of 24 months following the date of approval; provided however, that all unvested shares shall automatically vest in the event of an involuntary or constructive termination of employment within the period beginning two months before and ending 12 months following the consummation of a change of control. As of December 31, 2005, Mr. Stevens continued to hold 90,000 shares of this restricted stock award. The aggregate value of those restricted shares was $587,700, as of the last trading day of fiscal 2005 ($6.53). The restricted shares held by Mr. Stevens are not eligible to receive dividends.
(15)	Represents employer matching contributions to the 401(k) Plan.

(16)	Represents employer matching contributions to the 401(k) Plan in the amount of $6,150 and group term life insurance premiums paid by us in the amount of $108.
(17)	Mr. Stevens’ employment began on October 1, 2003. The amounts shown for 2003 were earned in respect to service between October 1, 2003 and December 31, 2003.
(18)	Represents a payment for accrued but unused vacation.
(19)	Represents group term life insurance premiums paid by us.
(20)	Represents a payment of $4,960 for travel expenses for Mr. Thompson’s family incurred in accompanying him to a business meeting with our personnel, of which $1,773 represents a tax gross up.
(21)	On November 4, 2005, Mr. Thompson was granted 110,000 shares of restricted stock. The aggregate value of these restricted shares identified in the compensation table is as of the date of grant. The restricted stock vests quarterly over a period of 24 months following the date of approval; provided however, that all unvested shares shall automatically vest in the event of an involuntary or constructive termination of employment within the period beginning two months before and ending 12 months following the consummation of a change of control. As of December 31, 2005, Mr. Thompson continued to hold 110,000 shares of this restricted stock award. The aggregate value of those restricted shares was $718,300, as of the last trading day of fiscal 2005 ($6.53). The restricted shares held by Mr. Thompson are not eligible to receive dividends.
(22)	Represents employer matching contributions to the 401(k) Plan in the amount of $6,300 and a personal gift in the amount of $151.
(23)	Represents a payment of $4,967 for travel expenses for Mr. Thompson’s family incurred in accompanying him to a business meeting with our personnel, of which $1,776 represents a tax gross up.
(24)	Represents employer matching contributions to the 401(k) Plan in the amount of $6,150 and group term life insurance premiums paid by us in the amount of $720.
(25)	Mr. Thompson’s employment began on October 13, 2003. The amounts shown for 2003 were earned in respect to service between October 13, 2003 and December 31, 2003.
(26)	Represents group term life insurance paid by us.
(27)	Mr. Fuller resigned as an executive officer on July 7, 2005. The amounts shown for 2005 were paid to him between January 1, 2005 and July 7, 2005.
(28)	Represents a payment of $6,314 for travel expenses for Mr. Fuller’s family incurred in accompanying him to a business meeting with our personnel, of which $2,717 represents a tax gross up.
(29)	Represents a severance payment of $1,200,000, less a vacation liability of $129,946, which was repaid to us, employer matching contributions to the 401(k) Plan in the amount of $3,500 and group term life insurance premiums paid by us in the amount of $360.
(30)	Represents a payment of $6,947 for travel expenses for Mr. Fuller’s family incurred in accompanying him to a business meeting with our personnel, of which $3,644 represents a tax gross up.
(31)	Represents employer matching contributions to the 401(k) Plan in the amount of $5,452 and group term life insurance premiums paid by us in the amount of $720.
(32)	Represents a payment of $129,946 for accrued but unused vacation, and $7,872 for travel expenses for Mr. Fuller’s family incurred in accompanying him to a business meeting with our personnel, of which $4,129 represents a tax gross up.
(33)	Represents employer matching contributions to the 401(k) Plan in the amount of $5,250 and group term life insurance premiums paid by us in the amount of $720.
(34)	Mr. Arnold resigned as an executive officer on December 2, 2005.
(35)	Represents a payment of $3,572 for travel expenses for Mr. Arnold’s family incurred in accompanying him to a business meeting with our personnel, of which $1,277 represents a tax gross up.
(36)	Represents an initial severance payment in the amount of $450,000, the balance of $315,000 is to be paid in June 2006, and employer matching contributions to the 401(k) Plan in the amount of $6,300.
(37)	Represents employer matching contributions to the 401(k) Plan in the amount of $6,150 and group term life insurance premiums paid by us in the amount of $480.
(38)	Mr. Arnold’s employment began on November 1, 2003. The amounts shown for 2003 were earned in respect to service between November 1, 2003 and December 31, 2003.
(39)	Represents group term life insurance premiums paid by us.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows individual stock option grants made during the fiscal year ended December 31, 2005 to our Named Executive Officers. The following table also presents the potential aggregate increase in our market capitalization. The potential realizable value is calculated based on the applicable term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

•	multiplying the number of shares of common stock subject to a given option by the exercise price per share;

•	assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the option; and

•	subtracting from that result the aggregate option exercise price.

Actual gains, if any, on stock option exercises depend on the future performance of our common stock and overall market conditions and the numbers in the table below do not represent an estimate of future stock price growth.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)		Percentage of Total Options Granted to Employees in Fiscal Year (%)(2)	Exercise or Base Price ($/per Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)
						5%	10%
Tod Nielsen	1,500,000	(3)	20.8	6.42	11/9/15	6,056,255	15,347,740
Kenneth R. Hahn	100,000	(4)	1.4	5.67	11/4/15	356,583	903,652
Timothy J. Stevens	50,000	(4)	0.7	5.67	11/4/15	178,292	451,826
Matthew A. Thompson	25,000	(4)	0.3	5.67	11/4/15	89,146	225,913
Dale L. Fuller	500,000	(5)	6.9	9.40	2/2/15	2,955,805	7,490,590
Scott J. Arnold	—		—	—	—	—	—

(1)	Each stock option granted during the year ended December 31, 2005 has a maximum term of ten years, subject to earlier termination upon the optionee’s cessation of service to us, and has an exercise price equal to the fair market value of our common stock on the date of grant.
(2)	Based on a total 7,218,451 shares, subject to options granted to employees in the year ended December 31, 2005, excluding options granted to consultants and non-employee directors.
(3)	Mr. Nielsen’s stock option vests 25% one year from the date of grant and ratably over the next three years on a monthly basis. The option grant shall remain exercisable for a fifteen month period measured from the date of termination of service with us, subject to the maximum term of ten years.
(4)	Messrs. Hahn, Stevens and Thompson’s stock options vest quarterly over the 24 month period following the date of grant, subject to acceleration under certain circumstances involving a change of control of Borland.
(5)	Mr. Fuller’s stock option became fully vested on the date of his termination of employment. The option grant shall remain exercisable for a twenty-four (24) month period measured from the date of last service with Borland as a director.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END STOCK OPTION VALUES

No stock options were exercised by the Named Executive Officers during the fiscal year ended December 31, 2005. The following table provides the specified information concerning exercises of options the value of unexercised options held by our Named Executive Officers as of December 31, 2005.

Name	Number of Securities Underlying Unexercised Options at Year-End (#) (1)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($)(2)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Tod Nielsen	—	1,500,000	—	165,000
Kenneth R. Hahn	475,000	100,000	—	86,000
Timothy J. Stevens	300,000	50,000	—	43,000
Matthew A. Thompson	400,000	25,000	—	21,500
Dale L. Fuller	1,654,158	—	1,446,629	—
Scott J. Arnold	600,000	—	—	—

(1)	Options are subject to acceleration provisions as described in Employment, Severance and Change of Control Arrangements on page 25.
(2)	Value of options at fiscal year-end is based on the closing price of our common stock on Friday, December 30, 2005 on the NASDAQ National Market of $6.53, minus the exercise price.

2002 Stock Incentive Plan

Our 2002 Stock Incentive Plan was adopted on March 18, 2002. As of March 31, 2006, there were 1,597,518 shares remaining for grant.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Employment Agreements

Tod Nielsen

We are a party to an employment agreement with Tod Nielsen, dated as of November 1, 2005 and amended effective as of November 1, 2005 (the “Nielsen Employment Agreement”). Pursuant to the Nielsen Employment Agreement, Mr. Nielsen has agreed to serve as our President and Chief Executive Officer at a base salary of $600,000 per year. Mr. Nielsen is also eligible to receive a bonus of up to 150% of his annual salary under Borland’s Incentive Compensation Plan for Executive Officers based on attainment of corporate performance targets established by the Compensation Committee. He is also eligible to receive a discretionary bonus payment based on the Compensation Committee’s recommendation. Should Mr. Nielsen be terminated for any reason other than for misconduct, constructive termination or change of control of Borland, Mr. Nielsen will be entitled to a severance payment equal to his annual base salary provided he signs a general release in favor of Borland. Should Mr. Nielsen be terminated in connection with a change of control, he will be entitled to a severance payment equal to his annual salary and bonuses (in an amount no less than the average for the last two years or his Incentive Compensation Plan bonus target of 100% of his base salary, whichever is higher), payable in a lump sum. Mr. Nielsen will also be entitled to full acceleration of any unvested and outstanding option, restricted stock and any other unvested and outstanding equity award in connection with a change of control of Borland.

In connection with the Nielsen Employment Agreement, Mr. Nielsen was issued 250,000 shares of restricted stock. The restricted stock vests in full four years from the date of grant; provided, however, 125,000 of the shares shall vest early upon achievement of corporate performance targets established by the Compensation Committee for the 2006 fiscal year and 125,000 of the shares shall vest early upon achievement of corporate performance targets established by the Compensation Committee for the 2007 fiscal year. On March 14, 2006, the Compensation Committee established the corporate performance targets for Mr. Nielsen’s restricted stock award for fiscal 2006. Specifically, if we recognize revenue for the 2006 fiscal year from sales of our Application Lifecycle Management products and services in an amount established by the Compensation Committee, then 60% of the restricted stock applicable to fiscal 2006, or 75,000 shares, will vest. An additional 40% of the restricted stock applicable to fiscal 2006, or 50,000 shares, will vest based on our achieving quarterly Non-GAAP earnings per share targets as established by the Compensation Committee, subject to achievement by Borland of the ALM revenue threshold. All vesting pursuant to Mr. Nielsen’s stock award shall occur at the end of the 2006 fiscal year upon the determination of the Compensation Committee that the performance goals have been achieved.

Kenneth R. Hahn

We are a party to an employment agreement with Kenneth R. Hahn, dated August 7, 2002, as amended October 22, 2002, June 7, 2004, May 12, 2005 and October 27, 2005, respectively. Mr. Hahn serves as our Senior Vice President and Chief Financial Officer at a base salary of $350,000 per year. Mr. Hahn is also eligible to receive a bonus of up to 75% of his annual base salary pursuant to the Incentive Compensation Plan for Executive Officers, based on attainment of corporate performance targets established by the Compensation Committee.

The May 12, 2005 amendment to the employment agreement provides for Mr. Hahn to be paid a “gross-up” payment if any benefit or payment to be received by Mr. Hahn from us is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

The October 27, 2005 amendment (the “October Amendment”) to the employment agreement changed the terms of Mr. Hahn’s severance benefits. The October Amendment provides for (i) a severance payment equal to 50% of Mr. Hahn’s annual base salary and (ii) continuation of health coverage by having Borland pay Mr. Hahn’s COBRA premiums for up to twelve months in the event that Mr. Hahn’s employment with us is terminated without cause other than in connection with a change of control and provided that he signs a general release in favor of Borland. The October Amendment provides for (i) a severance payment equal to 100% of Mr. Hahn’s annual base salary; (ii) continuation of health coverage by having Borland pay Mr. Hahn’s COBRA premiums for up to twelve months; and (iii) accelerated vesting of all future equity awards, if any, in the event that Mr. Hahn’s employment is terminated without cause or constructively within the period beginning two months prior to and ending twelve months following the consummation of a change of control of Borland and provided that he signs a general release in favor of Borland.

On October 27, 2005, Mr. Hahn was granted an equity award consisting of an option to purchase 100,000 shares of stock and 125,000 shares of restricted stock (collectively, the “Stock Awards”). The Stock Awards became effective on November 4, 2005. The options have an exercise price and the restricted stock has a value equal to the fair market value of our common stock at the close of trading on November 4, 2005. The Stock Awards vest quarterly over the twenty-four months following the date of grant, provided however that all unvested shares subject to such Hahn Stock Awards shall automatically vest in the event Mr. Hahn’s employment is terminated without cause or constructively within the period beginning two months prior to and ending twelve months following the consummation of a change of control of Borland and provided that he signs a general release in favor of Borland.

Timothy J. Stevens

We are party to an employment agreement with Timothy J. Stevens, dated September 17, 2003, as amended March 4, 2004 and October 27, 2005. Mr. Stevens serves as our Senior Vice President, General Counsel and Corporate Secretary at a base salary of $260,000 per year. Mr. Stevens is also eligible to receive a bonus of up to

75% of his annual base salary pursuant to the Incentive Compensation Plan for Executive Officers, based on attainment of corporation performance targets established by the Compensation Committee.

The October 27, 2005 amendment to the employment agreement changed the terms of Mr. Stevens’ severance benefits (the “October Stevens Amendment”). With respect to an involuntary termination without cause (other than in connection with a change of control), the October Stevens Amendment provides for (i) a severance payment equal to 50% of Mr. Stevens’ annual base salary and (ii) continuation of health coverage by having Borland pay Mr. Stevens’ COBRA premiums for up to twelve months in the event that Stevens’ employment with us is terminated without cause other than in connection with a change of control and that provided he signs a general release in favor of Borland. The October Stevens Amendment provides for (i) a severance payment equal to 100% of Mr. Stevens’ annual base salary; (ii) continuation of health coverage by having Borland pay the executive’s COBRA premiums for up to twelve months; and (iii) accelerated vesting of all future equity awards, if any, in the event that Mr. Stevens’ employment is terminated without cause or constructively within the period beginning two months prior to and ending twelve months following the consummation of a change of control of Borland and that provided he signs a general release in favor of Borland.

On October 27, 2005 Mr. Stevens was granted an equity award consisting of an option to purchase 50,000 shares of stock and 90,000 shares of restricted stock (the “Stevens Stock Awards”). The Stevens Stock Awards became effective on November 4, 2005. The options have an exercise price and the restricted stock has a value equal to the fair market value of our common stock at the close of trading on November 4, 2005. The Stevens’ Stock Awards vest quarterly over the twenty-four months following the date of grant, provided however that all unvested shares subject to such Stevens Stock Awards shall automatically vest in the event Mr. Stevens’ employment is terminated without cause or constructively within the period beginning two months prior to and ending twelve months following the consummation of a change of control of Borland and provided that he signs a general release in favor of Borland.

Matthew A. Thompson

We are party to an employment agreement with Matthew A. Thompson, dated October 1, 2003, as amended October 27, 2005. Mr. Thompson serves as our Senior Vice President, Worldwide Sales at a base salary of $300,000. Mr. Thompson is also eligible to receive a bonus of up to 150% of his annual salary pursuant to the Incentive Compensation Plan for Executive Officers, based on attainment of corporation performance targets established by the Compensation Committee.

On November 3, 2004, Mr. Thompson was granted an option to purchase 150,000 shares of stock pursuant to the 2002 Stock Incentive Plan (“2004 Grant”).

The October 27, 2005 addendum to the employment agreement changed the terms of Mr. Thompson’s severance benefits (the “October Thompson Amendment”). The October Thompson Amendment provides for (i) a severance payment equal to 50% of Mr. Thompson’s annual base salary and (ii) continuation of health coverage by having Borland pay Mr. Thompson’s COBRA premiums for up to twelve months in the event that Mr. Thompson’s employment with us is terminated without cause other than in connection with a change of control and that provided he signs a general release in favor of Borland. The October Thompson Amendment provides for (i) a severance payment equal to 100% of Mr. Thompson’s annual base salary; (ii) continuation of health coverage by having Borland pay Mr. Thompson’s COBRA premiums for up to twelve (12) months; and (iii) accelerated vesting of all future equity awards, if any, in the event that Mr. Thompson’s employment is terminated without cause or constructively within the period beginning two months prior to and ending twelve months following the consummation of a change of control of Borland and that provided he signs a general release in favor of Borland.

On October 27, 2005, Mr. Thompson was granted an equity award consisting of an option to purchase 25,000 shares of stock and 110,000 shares of restricted stock (the “Thompson Stock Awards”). The Thompson Stock Awards became effective on November 4, 2005. The options have an exercise price and the restricted stock has a value equal to the fair market value of our common stock at the close of trading on November 4, 2005. The Thompson Stock Awards vest quarterly over the twenty-four months following the date of grant, provided however that all unvested shares subject to such Thompson Stock Awards shall automatically vest in the event Mr. Thompson’s employment is terminated without cause or constructively within the period beginning two months prior to and ending twelve months following the consummation of a change of control of Borland and provided that he signs a general release in favor of Borland.

Termination of Employment Agreements

Dale L. Fuller

Dale L. Fuller stepped down as President and Chief Executive Officer of Borland on July 7, 2005 (the “Termination Date”) and pursuant to the terms of the Employment Agreement dated January 1, 2001, as amended on July 1, 2003, Mr. Fuller received from us, a cash lump sum payment of $1.2 million (the “Fuller Employment Agreement”). Pursuant to the Fuller Employment Agreement, all unvested stock options accelerated upon his termination and he has the right to exercise his stock options for a period of twenty-four months from his last date of his service to Borland, which is expected to be June 5, 2006, the completion date of his term as a director of Borland.

Scott J. Arnold

We are party to a Separation Agreement with Scott Arnold, dated December 2, 2005 (the “Separation Date”). Under the agreement, Mr. Arnold stepped down as our Executive Vice President and Chief Operating Officer effective December 2, 2005. In consideration of a general release of claims, Mr. Arnold received a cash severance payment of $450,000 and he will receive an additional $315,000 in June 2006.

Change of Control Arrangements

2002 Stock Incentive Plan

If we sell substantially all of our assets, or we are involved in any merger or any consolidation in which we are not the surviving corporation, or if there is any other change of control, all outstanding awards under the 2002 Stock Incentive Plan held by members of our Board of Directors will automatically vest in full so that each such option shall, immediately prior to the effective date of the change of control. Immediately following the consummation of the change of control, each option held by a member of our Board of Directors shall terminate and cease to be outstanding, except to the extent assumed or substituted by the successor corporation or otherwise continued in effect pursuant to the terms of the change of control transaction.

Employment Agreements

Please refer to the Employment Agreements described above for a description of the change of control benefits provided to our Named Executive Officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is the report of the Compensation Committee of the Board, which describes Borland’s compensation policy, practice and philosophy, specifically regarding Borland’s executive officers. We, the members of the Compensation Committee, are presenting this report which provides an overview of compensation paid to executive officers for the fiscal year ended December 31, 2005

Committee Membership and Organization

The Compensation Committee currently consists of T. Michael Nevens (Chairman), William K. Hooper and John F. Olsen. The members of the Compensation Committee meet the independence requirements of the

NASDAQ National Market, the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act, and the outside director definition in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Purpose

Acting on the behalf of the board of directors, the Compensation Committee’s responsibilities include the following:

•	approving the compensation for the chief executive officer and other executive officers;

•	approving change of control agreements and accelerated vesting of equity awards;

•	recommending to the board equity-based compensation plans and making grants of stock options and other awards, except that the committee may delegate (and has delegated) authority to make grants other than to executive officers to a committee of corporate officers; and

•	advising the board on Borland’s compensation and benefits matters, including making recommendations regarding stock plans, bonus plans, profit sharing plans, incentive compensation plans and retirement plans.

Compensation Philosophy

The Compensation Committee believes that the compensation of the executive officers should be linked to performance and the creation of stockholder value. In line with the philosophy of creating stockholder value, a significant portion of executive pay is tied to success in meeting performance goals, specifically revenue growth and profitability. Consistent with this philosophy, Borland’s compensation programs include a combination of salary, at-risk pay-for-performance cash incentives and stock options and other equity based compensation programs designed to motivate executives, managers and employees to take appropriate risk and use appropriate diligence to develop and carry out strategies and operating plans to create long term value for our stockholders.

At the same time, the Compensation Committee has had to address the difficulty of attracting exceptional talent and retaining existing talent. The software industry is highly competitive and broadly recognizes that superior talent usually prevails. While the ultimate competition is to offer better and more innovative products and services at more attractive prices, Borland’s ability to do so rests on first being competitive in the market for talent. Thus, the Compensation Committee believes it is critical to Borland’s long-term success to establish compensation programs that attract and retain those with the talent, skill and experience necessary for Borland to realize its strategic objectives. To inform the Compensation Committee’s deliberations on setting competitive compensation packages and plans, the Compensation Committee retained Compensia, a compensation consulting firm with knowledge of the software industry and Silicon Valley market. Based on their counsel, advice on the implications of recent changes in accounting rules for compensation, and the Compensation Committee’s knowledge of the economics of Borland’s business and the transformation strategy Borland is pursuing, the Compensation Committee has initiated a number of changes in the structure and levels of compensation to better meet the dual goals of motivating and rewarding value creation for stockholders and attracting and retaining top talent.

Base Salary

The base salary of Borland’s executive officers is individually negotiated at the time each officer joins Borland or assumes his or her position. The Compensation Committee approves changes to executive officers’ base salaries. The Compensation Committee aims to position salaries at levels that are competitive within the software industry and takes into consideration the individual performance, scope of responsibility, prior experience, breadth of knowledge, and other factors specific to the individual executive. The weight given to each of these factors varies by individual as the Compensation Committee deems appropriate.

Incentive Compensation Plan for Executive Officers

Borland’s incentive compensation plans provide for cash awards or at-risk pay to executive officers, as well as employees at all levels of the organization. The Compensation Committee believes that by providing performance incentives through at-risk pay, employee focus is aligned with the interests of our stockholders. In general, the amount of at-risk pay is determined by the level, scope and responsibility of the position and the target bonus is set at a specified percentage of the individual’s base salary for the year. With respect to the executive officers, the target bonus is established annually at the beginning of each fiscal year. Under the fiscal year 2005 incentive compensation plans, executive officers had a substantial portion of their total cash compensation at risk. Awards were based on both the achievement of corporate performance objectives set by Borland and on level of contribution made by these individuals.

For the 2005 fiscal year, the corporate performance goals were not attained and therefore no payment was due or was made to the Chief Executive Officer, the other executive officers or any other senior management of Borland under the 2005 Incentive Compensation Plan for Executive Officers or otherwise.

For fiscal 2006, the Compensation Committee approved the 2006 Incentive Compensation Plan for Executive Officers (the “Executive ICP”). The Executive ICP applies to the Chief Executive Officer, the other executive officers, and other senior vice presidents of Borland. The Executive ICP provides eligible participants with the opportunity to earn a bonus equal to a percentage of his or her base salary. The bonus is earned and payable only if Borland achieves its 2006 fiscal year revenue targets and quarterly Non-GAAP earnings targets as established by the Compensation Committee. If Borland achieves the revenue target, then sixty percent (60%) of the bonus is paid and ten percent (10%) of the bonus is paid for each quarter Borland achieves earnings targets as established by the Compensation Committee. Target bonuses as a percentage of base salary for each “executive officer” of Borland are set forth in the table below:

Name of Officer	Title	Total Target Bonus (as a % of base salary)
Tod Nielsen	President & CEO	100%
Matt Thompson	Senior Vice President, Worldwide Sales	100%
Ken Hahn	Senior Vice President, Chief Financial Officer	50%
Tim Stevens	Senior Vice President, General Counsel	50%

Participants in the Executive ICP may earn more or less than their target bonus. Participants may earn up to 150% of their target bonus for revenue performance that exceeds the designated revenue target. Participants may earn up to 50% of their target bonus for revenue performance that is within five percent (5%) of the designated target. No bonus under the Executive ICP will be earned if revenue performance is more than five percent (5%) below the designated threshold. The Compensation Committee reserves the right to modify the targets and criteria upward or downward at any time or to grant bonuses of up to 100% of the total target bonus to participants in the Executive ICP Plan if the specific performance targets are not met.

Equity Compensation

The purpose of Borland’s equity compensation plans is to more closely align employee incentives with long term rewards to stockholders. The existing equity compensation plans enable Borland to link compensation to stock performance over a period of several years. Employee stock options usually vest over four years, expire ten years from the date of grant and have an exercise price not less than 100% of fair market value of the underlying stock on the date of grant. Accordingly, the options will provide compensation to an employee only if he or she remains employed by Borland during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term. In awarding stock options, the Compensation Committee considers individual performance, the employee’s overall contribution, issues of talent retention, the competitive market place, the number of unvested stock options already held by the individual, the total number of stock options to be awarded and other factors. Borland’s stock option programs are broad-based. In fiscal 2005 approximately 80% of Borland’s full-time employees were participants in Borland’s stock option programs.

Employees can also acquire Borland stock through a tax-qualified employee stock purchase plan, which is generally available to all employees. This plan allows participants to buy Borland stock at a discount to the market price with up to 15% of their salary (subject to certain limits), with the objective of allowing employees to profit when the value of Borland stock increases over time.

The Compensation Committee may also, from time to time, make restricted stock awards which can be similarly beneficial to executives as the value of the award increases with an increasing stock price. The use of restricted stock is limited to specific cases such as to award an executive officer for extraordinary performance, to aid in retention or to aid in hiring. In 2005, restricted shares were used as a special retention and performance recognition vehicle for Borland’s executive officers, as discussed below, and for a select group of key employees and critical talent across Borland.

Special Retention Plan for Executive Officers

In 2005 Borland undertook to make a number of changes in the responsibilities of the executive group in order to more effectively pursue a strategy to fully exploit the Application Lifecycle Management market opportunity. While the Compensation Committee believes these changes are likely to lead to long term value creation for our shareholders, the committee also recognized that the short term uncertainties and demands on our executives made them vulnerable to recruitment by competitors. To increase the likelihood of retention and to reward the ongoing commitment of Borland executive officers, the Compensation Committee developed, with the support and assistance of executive compensation consulting firm, Compensia, special equity based retention incentives for the executive management team.

Specifically, on October 27, 2005, the Compensation Committee approved the following equity awards to Messrs. Hahn, Stevens and Thompson as set forth below (the “November Grants”). The grant of these awards was effective on November 4, 2005 and the stock options have an exercise price equal to the fair market value of Borland’s common stock at the close of trading on November 4, 2005. The restricted stock awards included in the November Grants were granted in consideration for past and future services. The November Grants provide for quarterly vesting over the 24 months following the date of grant, provided however that all unvested shares shall automatically vest in the event of an involuntary or constructive termination of employment within the period beginning 2 months before and ending 12 months following the consummation of a change of control of Borland.

Name of Officer	Title	# of Stock Option Shares	# of Restricted Stock Shares
Kenneth R. Hahn	Senior Vice President, Chief Financial Officer	100,000	125,000
Timothy J. Stevens	Senior Vice President, General Counsel	50,000	90,000
Matthew A. Thompson	Senior Vice President, Worldwide Sales	25,000	110,000

401(k) Retirement Plan

Borland has a tax-qualified 401(k) retirement plan (“Retirement Plan”). The tax-qualified plan is available to eligible employees in the United States. The Retirement Plan is a defined contribution plan designed to accumulate retirement funds for employees, including executive officers, and to allow Borland to make contributions to those funds. In 2005, Borland’s matching contribution continued to be a fixed amount equal to 50% of an employee’s salary deferrals up to 6% of an employee’s compensation not in excess of $210,000. Currently, contributions made by Borland under the Retirement Plan are immediately vested. Employees are eligible to direct the investments of certain portions of their interest under the Retirement Plan. Employees are not able to invest in Borland stock under the Retirement Plan.

Chief Executive Officer Compensation

In July 2005, Dale Fuller stepped down as Borland’s President and Chief Executive Officer but continues to serve on the Board. Scott Arnold was appointed interim Chief Executive Officer and the Board immediately began a search for a new President and Chief Executive Officer. In November 2005, Tod Nielsen joined Borland as President and Chief Executive Officer. Mr. Nielsen was chosen based on his leadership experience at the executive level in several successful enterprise software companies, his domain expertise and his passion and personal drive and commitment to helping Borland achieve its vision and strategic objectives.

During his tenure as President and Chief Executive Officer in fiscal 2005, Dale Fuller was paid an annual base salary of $1.2 million. As stated above, Mr. Fuller did not receive any incentive compensation for 2005. On February 2, 2005 Mr. Fuller did receive a stock option award for 500,000 shares of common stock which, consistent with his employment agreement, was fully accelerated upon his termination as President and Chief Executive Officer in July. Mr. Fuller will cease to be a member of the Board as of the date of the Annual Meeting. These fully vested shares remain exercisable for a period of 24 months after Mr. Fuller’s services to Borland end.

Consistent with our compensation philosophy, Borland’s offer of employment to Tod Nielsen includes a total compensation package comprised of a base salary, at-risk pay-for-performance cash incentives, stock options and restricted shares with vesting acceleration based on achievement of specific company performance objectives established by the Compensation Committee. In addition, special signing incentives and relocation incentives were included as part of Mr. Nielsen’s offer of employment.

Mr. Nielsen receives an annual base salary of $600,000 per year, which will be subject to increase from time to time at the sole discretion of the Compensation Committee. He is also eligible to receive a bonus under the Executive ICP as described above of up to 150% of his annual base salary. At target performance, the bonus will equal 100% of Mr. Nielsen’s annual base salary. At the discretion of the Compensation Committee, Mr. Nielsen may also be entitled to a discretionary bonus payment.

In connection with the Nielsen Employment Agreement, Mr. Nielsen was issued 250,000 shares of restricted stock. The restricted stock vests in full four years from the date of grant; provided, however, 125,000 of the shares shall vest early upon achievement of corporate performance targets established by the Compensation Committee for the 2006 fiscal year and 125,000 of the shares shall vest early upon achievement of corporate performance targets established by the Compensation Committee for the 2007 fiscal year. On March 14, 2006, the Compensation Committee established the corporate performance targets for Mr. Nielsen’s restricted stock award for fiscal 2006. Specifically, if we recognize revenue for the 2006 fiscal year from sales of our Application Lifecycle Management products and services in an amount established by the Compensation Committee, then 60% of the restricted stock applicable to fiscal 2006, or 75,000 shares, will vest. An additional 40% of the restricted stock applicable to fiscal 2006, or 50,000 shares, will vest based on our achieving quarterly Non-GAAP earnings per share targets as established by the Compensation Committee, subject to achievement by Borland of the ALM revenue threshold. All vesting pursuant to Mr. Nielsen’s stock award shall occur at the end of the 2006 fiscal year upon the determination of the Compensation Committee that the performance goals have been achieved.

To defray the increased cost of living in the San Francisco Bay Area, Borland paid Mr. Nielsen a $1 million signing bonus. Mr. Nielsen will forfeit this payment if he does not relocate his principal place of residence to the San Francisco Bay Area by June 1, 2006. Borland will also reimburse Mr. Nielsen for reasonable moving expenses, certain transaction costs related to the sale of his current residence and the purchase of his new residence in the San Francisco Bay Area, reasonable temporary housing costs for up to six (6) months and reasonable travel expenses for visits with his immediate family until they relocate to California. Borland will also pay Mr. Nielsen a one-time bonus of $50,000, grossed-up for taxes, to cover other incidental relocation costs.

Section 162(m)

Section 162(m) of the Code disallows a tax deduction to publicly-held companies for compensation paid to certain named executive officers, to the extent that compensation exceeds $1 million per officer in any year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of Section 162(m) of the Code. Stock option grants made under our 2002 Stock Incentive Plan qualify for this “performance-based” exemption from the $1 million limitation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible under Section 162(m).

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Borland specifically incorporates it by reference into such filing.

Compensation Committee:*

T. Michael Nevens (Chairman)

William K. Hooper

John F. Olsen

*	Mr. Robel served on the Committee until May 2005. Mr. Olsen joined the Committee in May 2005 and served for the remainder of the year. Mr. Robel has reviewed this report, and as to portions of the report relating to actions of the committee taken during his tenure on the committee, approved the report.

COMPENSATI ON COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As discussed above, during 2005, our Compensation Committee consisted of Messrs. Nevens, Hooper, Olsen and Robel. Mr. Robel is no longer on the Compensation Committee. None of these members is an officer or employee of Borland, and none of our executive officers serve as a member of a Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

STOCK PERFORMANC E GRAPH

The stock price performance graph compares the cumulative total stockholder return on our common stock with that of the Center for Research in Security Prices (CRSP) Total Return Index for NASDAQ Stock Market U.S. Companies and the CRSP Total Return Index for NASDAQ Computer and Data Processing Services Stocks for the period commencing on January 1, 2001 and ending December 31, 2005. The graph assumes that $100.00 was invested in our common stock and in each index on December 31, 2000. The total return for our common stock and the indices used assumes the reinvestment of dividends, even though dividends have not been declared on our common stock, and is calculated as of the last day of the month indicated.

The information contained in the performance graph shall not be deemed “soliciting material” or to be “filed” with the SEC nor shall such information be deemed incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of Borland’s common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG BORLAND SOFTWARE CORPORATION,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

Company/Index Name	Base Period	Cumulative Total Return ($)
Name	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Borland Software Corporation	100	283.1	222.4	175.9	211.2	118.1
Nasdaq Stock Market (U.S.)	100	79.3	54.8	82.0	89.2	91.1
Nasdaq Computer & Data Processing	100	80.5	55.5	73.2	80.6	83.3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OW NERS AND MANAGEMENT

The following table indicates, as of March 31, 2006, how many shares of common stock are owned by:

•	each person who, to our knowledge, is a beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, the only class of our voting securities;

•	each director;

•	each of the Named Executive Officers; and

•	all of our directors and executive officers as a group.

This table is based upon information supplied by officers, directors and Schedules 13G filed with the SEC. Except as indicated in the footnotes to this table, the percentage of ownership has been calculated based on the number of outstanding shares of our common stock as of March 31, 2006. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

	Shares Beneficially Owned (1)
Beneficial Owner	Number (#)		Percent (%)
5% Stockholders:
Merrill Lynch & Co., Inc. World Financial Center, North Tower 250 Vesey Street New York, NY 10381	9,504,731	(2)	12.2

Third Avenue Management LLC. 622 Third Avenue, 32nd Floor New York, NY 10017	7,789,798	(3)	10.0

The PNC Financial Services Group One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222-2707	6,058,892	(4)	7.8

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	5,135,050	(5)	6.6

Named Executive Officers and Directors:
Tod Nielsen	250,000	(6)	*
Kenneth R. Hahn	664,945	(7)	*
Timothy J. Stevens	397,728	(8)	*
Matthew A. Thompson	515,611	(9)	*
Scott Arnold	605,000	(10)	*
William K. Hooper	126,000	(11)	*
Charles J. Robel	77,500	(12)	*
T. Michael Nevens	61,000	(13)	*
John F. Olsen	44,500	(14)	*
Mark Garrett	30,000	(15)	*
Dale L. Fuller	1,685,087	(16)	2.1
All directors and executive officers as a group (11 persons)	4,457,371	(17)	5.5

*	Less than one percent.
(1)	Number and percentage of shares beneficially owned are based on shares outstanding as of March 31, 2006 of 77,811,387, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting or investment power with respect to such shares. All shares of common stock subject to options currently exercisable or exercisable within 60 days after March 31, 2006 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Based on a Schedule 13G/A (Amendment No. 14) dated February 7, 2006 which was filed with the SEC by Merrill Lynch & Co., Inc. (“Merrill Lynch”) on behalf of Merrill Lynch Investment Managers, Merrill Lynch reported shared voting power and shared dispositive power with respect to all shares of common stock beneficially owned. Number of shares which may be deemed beneficially owned includes shares held by various funds related to or managed by Merrill Lynch.
(3)	Based on a Schedule 13G/A (Amendment No. 2) dated April 10, 2006 which was filed with the SEC by Third Avenue Management LLC.
(4)	Based on a Schedule 13G dated February 10, 2006 which was filed with the SEC by The PNC Financial Services Group, Inc. (“PNC”) on behalf of itself and its subsidiaries. PNC has sole voting power with respect to 5,648,892 of these shares. PNC does not have dispositive power over 1,000 shares held in accounts at PNC Bank, National Association in a fiduciary capacity.
(5)	Based on a Schedule 13G dated March 3, 2006 which was filed with the SEC by Wells Fargo & Company (“Wells Fargo”). Wells Fargo has sole voting power with respect to 4,633,900 of these shares.
(6)	Represents stock subject to a right of repurchase by us that will lapse over the vesting period of such stock subject to Mr. Nielsen’s continued service to us.
(7)	Represents 151,875 shares of stock subject to a right of repurchase by us that will lapse over the vesting period of such stock subject to Mr. Hahn’s continued service to us, 13,070 shares owned outright and options exercisable within 60 days of March 31, 2006 to acquire 500,000 shares.
(8)	Represents 78,750 shares of stock subject to a right of repurchase by us that will lapse over the vesting period of such stock subject to Mr. Stevens’ continued service to us, 6,478 shares owned outright and options exercisable within 60 days of March 31, 2006 to acquire 312,500 shares.
(9)	Represents 96,250 shares of stock subject to a right of repurchase by us that will lapse over the vesting period of such stock subject to Mr. Thompson’s continued service to us, 13,111 shares owned outright and options exercisable within 60 days of March 31, 2006 to acquire 406,250 shares.
(10)	Represents 5,000 shares held outright and options exercisable within 60 days of March 31, 2006 to acquire 600,000 shares.
(11)	Represents options exercisable within 60 days of March 31, 2006.
(12)	Represents options exercisable within 60 days of March 31, 2006.
(13)	Represents options exercisable within 60 days of March 31, 2006.
(14)	Represents options exercisable within 60 days of March 31, 2006.
(15)	Represents options exercisable within 60 days of March 31, 2006.
(16)	Represents 30,929 shares held outright and options exercisable within 60 days of March 31, 2006 to acquire 1,654,158 shares.
(17)	Includes shares described in notes 6 through 16 above.

CERTAIN RELATIONSHIPS AN D RELATED TRANSACTIONS

We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of our Board of Directors, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also intend to execute these agreements with our future executive officers and directors.

See the section above entitled Employment, Severance and Change of Control Arrangements for a description of the terms of our 2002 Stock Incentive Plan related to a change of control.

OTHE R MATTERS

Our Board knows of no other matters that have been submitted for consideration at this Annual Meeting. If any other matters properly come before our stockholders at this Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

ANNUAL REPO RT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is being mailed concurrently with this proxy statement (as part of our annual report to stockholders). A copy of our Annual Report on Form 10-K is also available without charge from our website at www.borland.com or upon written request to: Borland Investor Relations, Borland Software Corporation, 20450 Stevens Creek Blvd., Suite 800, Cupertino, CA 95014.

By Order of the Board of Directors,

/s/ Timothy J. Stevens

Timothy J. Stevens

Senior Vice President, General Counsel and

Corporate Secretary

May 10, 2006

Cupertino, California

PROXY CARD

BORLAND SOFTWARE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2006

The undersigned hereby appoints Tod Nielsen, Timothy J. Stevens and Kenneth R. Hahn, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Borland Software Corporation which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Borland Software Corporation to be held on Monday, June 5, 2006, at 10:00 a.m., local time, at 20450 Stevens Creek Blvd., Suite 800, Cupertino, California and at any postponements or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting or any postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

IMPORTANT – TO BE SIGNED AND DATED ON REVERSE SIDE

Mark the “Household Option” box on the reverse side to enroll this account to receive certain future security holder document in a single package per household

SEE REVERSE SIDE

*************

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL
This method of voting is available for residents of the U.S. and Canada. On a touch-tone telephone, call TOLL FREE 1-800-858-0073 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 5:00 p.m., Eastern Daylight Time on June 4, 2006.	Visit the Internet voting website at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 p.m., Eastern Daylight Time on June 4, 2006.	Simply sign and date your proxy card and return it in the enclosed postage-paid envelope to Georgeson Shareholder Communications, Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒  PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

Proposal 1.	To elect five (5) directors to serve on our board of directors until the 2007 Annual Meeting of Stockholders.	FOR all nominees listed (except as indicated to the contrary)		WITHHOLD AUTHORITY to vote for all nominees listed
	Nominees: Tod Nielsen, John F. Olsen, William K. Hooper, Charles J. Robel and Mark Garrett.	☐		☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box and write the nominee’s name in the following space.)

		FOR	AGAINST	ABSTAIN
Proposal 2.	Ratification of the selection of PricewaterhouseCoopers LLP as Borland’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐
To transact such other business as may properly come before the meeting, or any adjournments, continuations or postponements thereof.

The undersigned hereby acknowledges receipt of Borland’s Annual Report for the fiscal year ended December 31, 2005 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

Date:                                                             , 2006

Signatures(s) of Stockholders

IMPORTANT: Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner should sign. If signing for a corporation, trust or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.